Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” and to the use of our report dated March 15, 2007, included in the Registration Statement on Form SB-2 Post-Effective Amendment No. 1 and related Prospectus of Uranerz Energy Corporation for the registration of shares of its common stock.

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

June 29, 2007